UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2006
PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware	000-50879	94-3391368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Sansome Street, San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (415) 834-6500

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
     On June 20, 2006, PlanetOut Inc. (the “Company”) entered into an employment agreement with Karen Magee in connection with her appointment, effective July 1, 2006, as the Company’s Chief Executive Officer.
     Ms. Magee’s initial base salary will be $390,000 per year with a minimum of 5% increases during each of the first and second 12 month periods following her start of employment (“Base Compensation”). Ms. Magee will be eligible for annual incentive bonuses at a target level of 40% of Base Compensation during the term of the agreement (“Target Level”). Incentive bonuses payable for periods from the employment start date until December 31, 2007 are guaranteed and are to be paid at seventy percent (70%) of the Target Level; incentive bonuses payable for calendar year 2008 are guaranteed and are to be paid at 55% of the Target Level; and incentive bonuses payable for calendar year 2009 are guaranteed and are to be paid at 40% of the Target Level, in each case, pro-rated (based on the number of days employed out of a 365 day year) for any year in which Ms. Magee terminates her employment. Subject to approval by the Board of Directors, on July 1, 2006, Ms. Magee will also be granted 90,000 shares of the Company’s restricted stock pursuant to the Company’s 2004 Equity Incentive Plan. The shares will vest in four annual installments with 1/4th of the shares vesting on the first day following each of the anniversaries of Ms. Magee’s appointment as the Chief Executive Officer on which the Company’s trading window opens pursuant to the Company’s Insider Trading Policy, unless the trading window does not open during a quarter, in which case such portion of the restricted stock will vest on the last business day immediately preceding the 16th day of the last month of that quarter. Subject to the approval of the Board, the Company may grant Ms. Magee restricted stock, stock options or other equity securities, from time to time, covering the shares of the Company’s equity securities. Ms. Magee is also entitled to the reimbursement of certain relocation, legal and health benefits expenses.
     If, during the term of the agreement, the Company terminates Ms. Magee’s employment for any reason other than Cause or Permanent Disability, including through Constructive Termination (as each of those terms is defined in her employment agreement), then the Company shall (a) pay her Base Compensation for a period of 12 months; (b) pay her ratably over such 12 month period the average of the last two annual incentive bonuses paid during the 24 months prior to termination; and (c) accelerate the vesting of Ms. Magee’s outstanding stock options or other equity instruments such that she will become vested in an additional number of shares subject to such stock options or other equity instruments as if she had provided another 12 months of service to the Company. If such termination is within 16 months following a change of control of the Company, Ms. Magee would be entitled to receive (a) her Base Compensation for a period of 24 months; (b) two times the average of the last two annual incentive bonuses paid during the 24 months prior to termination, paid ratably over a 24 month period; and (c) the acceleration of vesting of Ms. Magee’s outstanding stock options or other equity instruments such that she will become vested in an additional number of shares subject to such stock options or other equity instruments as if she had provided another 24 months of service to the Company. A complete copy of the employment agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description
99.1	Employment Agreement between the Company and Karen Magee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: June 23, 2006	By:	/s/ Daniel J. Miller
Daniel J. Miller
Senior Vice President and Chief Financial Officer

Exhibit No.	Description
99.1	Employment Agreement between the Company and Karen Magee.